UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 15, 2021

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35098	13-4068197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2021, Cornerstone OnDemand, Inc., a Delaware corporation (the “Company” or “Cornerstone”), entered into an Agreement and Plan of Merger, dated as of August 5, 2021 (the “Merger Agreement”), with Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Parent is owned by funds managed by affiliates of Clearlake Capital Group, L.P.

On October 15, 2021, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, in accordance with the Delaware General Corporation Law (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as an indirect wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each:

(i) share of Company common stock, par value $0.0001 per share (the “Company Shares”), issued and outstanding as of immediately prior to the Effective Time (except for Company Shares (A) held by the Company (or held in the Company’s treasury); (B) owned by Parent or Merger Sub or any other direct or indirect subsidiary of Parent; and (C) any dissenting shares) was cancelled and converted into the right to receive cash in an amount equal to $57.50, without interest (the “Per Share Merger Consideration”), subject to any required withholding of taxes;

(ii) (A) restricted stock unit award granted pursuant to the Company’s equity incentive plans or otherwise (each, a “Company RSU”) that was unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vested solely as a result of the consummation of the Merger (each, a “Vested Company RSU”), (B) options to purchase Company Shares granted pursuant to the Company’s equity incentive plans or otherwise (each, a “Company Option”) that was unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vested solely as a result of the consummation of the Merger (each, a “Vested Company Option”), and (C) Company RSU owned by a non-employee member of the Company’s board of directors (each, a “Director RSU”), was cancelled and converted into the right to receive cash in an amount equal to the product of (y) the aggregate number of shares subject to, or issuable in settlement of, such award immediately prior to the Effective Time, multiplied by (z) the Per Share Merger Consideration (or, for each Vested Company Option, the excess, if any, of the Per Share Merger Consideration over such Company Option’s per share exercise price), subject to any required withholding of taxes; and

(iii) (A) Company RSU that is not a Director RSU or Vested Company RSU (each, an “Unvested Company RSU”) and (B) portion of a Company Option that is not a Vested Company Option (each, an “Unvested Company Option” and, together with each Unvested Company RSU, an “Unvested Award”), was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (y) the aggregate number of shares subject to such Unvested Award immediately prior to the Effective Time, multiplied by (z) the Per Share Merger Consideration (or, for each Unvested Company Option, the excess, if any, of the Per Share Merger Consideration over such Unvested Company Option’s per share exercise price), subject to any required withholding of taxes (the “Unvested Consideration Amount”), which Unvested Consideration Amount will be paid at the same time(s) that the Unvested Awards would have vested in accordance with their terms and will remain subject to the holder of the Unvested Awards remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries (as defined in the Merger Agreement) through each such vesting date (except, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger will continue to apply to the Unvested Consideration Amount). Any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Merger Consideration were cancelled immediately upon the Effective Time without payment or consideration.

The description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, the Company terminated that certain credit agreement, dated as of April 22, 2020 (as amended from time to time), by and between the Company, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, including the release of all guarantees and liens related thereto. The disclosure under the Introductory Note is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on October 15, 2021, the Merger was completed. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent. The disclosure under the Introductory Note is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2021, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Company Shares before the opening of trading on October 15, 2021 and (B) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of the Company Shares from Nasdaq and to deregister the Company Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

At the Effective Time, each holder of Company Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such stockholder’s shares of Company Common Stock), except that those shares that were owned by the Company were cancelled and those shares which were owned by Parent or any of its Subsidiaries, remained issued and outstanding as shares of the Surviving Corporation.

Item 5.01	Changes in Control of Registrant.

The disclosure under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under the Introductory Note and Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the Closing, each of Richard Haddrill, Adam Miller, Philip S. Saunders, Felicia Alvaro, Nancy Altobello, Dean Carter, Joseph Osnoss, Robert Cavanaugh, Steffan Tomlinson and Sara Martinez Tucker ceased serving as a member of the board of directors of the Company and each committee thereof.

Further, pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the Closing, (i) each of Behdad Eghbali, Prashant Mehrotra, Paul Huber and Erik Hansen became a director of the Surviving Corporation and (ii) the officers of the Company in place as of immediately prior to the Effective Time became the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosure under the Introductory Note and Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01	Other Events.

On October 15, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 5, 2021, by and among the Company, Sunshine Software Holdings, Inc. and Sunshine Software Merger Sub, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)

3.1	Amended and Restated Certificate of Incorporation of Cornerstone OnDemand, Inc.

3.2	Amended and Restated Bylaws of Cornerstone OnDemand, Inc.

99.1	Press Release, dated as of October 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Philip S. Saunders
Philip S. Saunders
Chief Executive Officer

Date: October 15, 2021